UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 24, 2008

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10204	43-1256674
(Commission File Number)	(I.R.S. Employer Identification No.)

>1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On November 24, 2008, the board of directors (the "Board") of CPI Corp. (the "Company") appointed Michael Glazer, age 60, to the Board. In connection with Mr. Glazer's appointment, the Board of Directors increased the size of the Board of Directors from five to six, as described in Item 5.03 below.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

(a)

On November 24, 2008, the Board amended Article III, Section 3.2 of the Bylaws of the Company to increase the size of the Board from five to six. This amendment became effective upon its adoption by the Board of Directors. A complete copy of the Bylaws as amended and restated is attached as Exhibit 3.1, which exhibit is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

Exhibit No.

3.1	Amended and Restated Bylaws of CPI Corp. effective as of November 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP.

December 1, 2008
	By:	/s/ Jane Nelson
Name: Jane Nelson Title: Secretary and General Counsel